Exhibit 99.1

Worksport Unveils AL3 PRO Hard-Folding Tonneau Cover - A Game-Changer in Pickup Truck Accessories - Proudly Made in the USA

West Seneca, New York, January 24, 2024 – Worksport Ltd. (Nasdaq: WKSP; WKSPW) (“Worksport” or the “Company”) is excited to announce the launch of its first hard-folding tonneau cover, the Worksport AL3 PRO Low Profile Aluminum Tonneau Cover – a flush mounted, three panel, all aluminum tonneau cover. Embodying the perfect blend of durability, style, and functionality, this new product is proudly Made in the USA (with 90%+ domestically sourced components) and is set to redefine standards in the truck accessory market.

The AL3 PRO hard-folding tonneau cover has been meticulously engineered to cater to the needs of the most discerning pickup truck owners. It is anticipated to initially be compatible with and available for a wide range of popular truck models, including RAM by Stellantis, General Motors brands GMC and Chevrolet, Ford, Jeep by Stellantis, Nissan, and Toyota. In a strategic move to broaden its market reach, Worksport expects to extend its compatibility soon to include the Honda Ridgeline as well.

Steven Rossi, CEO of Worksport, expressed his enthusiasm: “We are immensely proud to unveil the features of the AL3 PRO hard-folding tonneau cover. This American-made product reflects our commitment to quality, innovation, and the spirit of the American workforce. It’s not just a truck accessory. It’s a testament to our dedication to providing our customers with the best. We began by testing the product with Ford, General Motors models, and RAM by Stellantis models. Specifically, Chevrolet Silverado 1500, GMC Sierra 1500, Ford F150, and RAM Truck 1500. However, we quickly decided to expand our scope to also include compatibility with Jeep, Nissan, and Toyota models, along with the Honda Ridgeline soon.”

One of the standout features of the AL3 PRO hard-folding tonneau cover is its robust construction, ensuring unparalleled security and longevity. Additionally, the sleek and modern flush design enhances the aesthetic appeal of any truck, while its user-friendly functionality ensures ease of use for all truck owners.

Features and Benefits of the AL3 PRO Flush-Mounted, Hard-Folding, Trifold Tonneau Cover:

The pinnacle of precision durability in a low profile hard trifold tonneau cover.

A testament to American engineering, the AL3 PRO transforms your truck bed with seamless elegance. Crafted with meticulous attention to detail, the AL3 PRO utilizes an advanced, semi-automated manufacturing process that guarantees quality and precision in every cover produced.

General

●	Application to fit most major makes and models, including Ford, Jeep, Nissan, Toyota, General Motors brands including GMC, Chevrolet, and RAM from Stellantis.
●	Application for Honda Ridgeline forthcoming.
●	Designed and tested in the US.

●	Customer service located in Canada and the US.
●	Manufactured in the US with 90%+ domestic content.
●	Heavy-duty aluminum construction.
●	Weather-resistant: Safeguard your truck bed against the elements – snow, rain, sleet, sun, and leaves – ensuring it remains clean and well-protected.
●	Comes fully assembled.
●	Limited 3-year warranty on any defective material or craftsmanship as per the Company’s warranty policy.

Unique Features

●	Made with over 95% recyclable material.

Design

●	Low-profile and sleek.
●	Textured and matte black coated aluminum frame offers maximum protection without sacrificing style.
●	Unique Diamond Shield™ finish delivers a stunning appearance with enhanced resistance to salt and harsh weather conditions.
●	Zinc-nickel plated hardware and fasteners.
●	Lightweight.
●	No full-length drainage rails that interfere with the cargo area.
●	Unique rear bracket system secured to the bed using a proprietary clamping system.

Latching

●	Unique easy to use front clamps.
●	Rear cable release quick latch system makes opening and closing your cover much faster.
●	Option to use cable release quick latch without having to fully open the tailgate.
●	Ability to shut the tonneau cover with the tailgate closed.
●	One sided operation from tailgate to bulkhead.

Seals

●	Rubber components are UV- and weather-tested.
●	Triple fin side seals ensure additional weather protection.
●	Rear fin seal is designed and tested for repeated tailgate use.

Paneling

●	Heavy gauge aluminum formed panels provide enhanced dent resistance while minimizing the weight of the cover.

Installation

●	No full-length gutter rails that interfere with the cargo area.
●	Easy to install and remove.
●	No drilling or modifications necessary, making installation a breeze.
●	Unique bracket system secured to the bed with custom clamps (Honda Ridgeline, RAM with RamBox, etc.)

Security

●	Secure your truck bed against unauthorized access when paired with a locking tailgate.
●	Keeps your cargo safe and out of sight, out of mind.

Cost & Competitor Comparison

●	Aggressively priced, US made, trifold hardcover.

In keeping with Worksport’s customer-centric approach, the Company will announce the various retail and distribution channels where the AL3 PRO hard-folding tonneau cover will be available, alongside Worksport’s own e-commerce platform. This strategic distribution plan is designed to ensure that customers have easy access to this innovative product.

For more information, please visit the AL3 Pro product page here.

Worksport’s commitment to quality and innovation is a testament to the brand’s vision for the future of truck accessories. Stay tuned for more updates on availability and retail partnerships. Worksport will soon announce the availability locations for the AL3 PRO.

For further information, please visit Worksport’s official website for investors at investors.worksport.com.

About Worksport

Worksport Ltd. (Nasdaq: WKSP; WKSPW), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, and NP (Non-Parasitic), Hydrogen-based true green energy solutions for the sustainable, clean energy, and automotive industries. Worksport currently maintains an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with RAM, Chevrolet, and GMC models from General Motors, as well as Ford, Jeep, Nissan, and Toyota pickup trucks. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and NP (Non-Parasitic), Hydrogen-based technology. Terravis Energy’s website is terravisenergy.com. For more information, please visit investors.worksport.com.

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Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts. The Company also uses the Accounts to announce Company news and other information. The information shared on the Accounts could be deemed to be material information. As a result, the Company encourages investors, the media, and others to review the information the Company publishes on the Accounts.

In order to comply with Regulation FD, the Company does not selectively disclose material non-public information on any Account. If there is any significant financial information, it is the policy of the Company to release it broadly to the public through a press release or SEC filing prior to publishing it on one of the Accounts.

For additional information, please contact: Steven Obadiah, Investor Relations, Worksport Ltd.

T: 1 (888) 554 8789 E: investors@worksport.com W:www.worksport.com

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “project,” “should,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including, without limitation, our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.